EMPLOYMENT AGREEMENT

                                     Between

                             ENERTECK CHEMICAL CORP.

                                       And

                              LEON VAN KRAAYENBURG

         This Employment Agreement (the "Agreement") is made and entered into to be effective the 1st day of August, 2003 (The "Effective Date") by and between EnerTeck Chemical Corp., a Texas corporation, (the "Company") and Leon van Kraayenburg ("Employee").

WITNESSETH:

         WHEREAS, Employee is an experienced professional whose educational background, experience, skill and expertise in the field of corporate financial accounting, finance, statutory reporting, taxes, administration and management and the like render him valuable to the Company as an employee,

         WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company; and

         WHEREAS, Employee and the Company desire to set forth the terms and conditions of Employee's employment with the Company.

         NOW, THEREFORE, and in consideration of the promises and of the full and faithful performance of the respective agreements herein contained, the parties hereto do mutually covenant and agree with each other as follows:

         1. EMPLOYMENT. The Company agrees to employ Employee as its Executive Vice President-Finance, Chief Financial Officer (CFO), and Treasurer, and Employee accepts such employment upon the terms and conditions hereinafter set forth. The Employee shall report directly to the Board.

         2. TERM. The term of this Agreement shall be for a period of twenty four (24) months from the Effective Date.

         3. COMPENSATION

                  (a) Basic Compensation. During the interim period between the Effective Date of this Agreement and such time that the Company generates sufficient cash flow to support increased compensation for its executives, the Company agrees to pay Employee a wage of $72,000 per year, payable in equal monthly payments on the regular paydays of the Company for the term of this Agreement. If and when the Company generates sufficient cash flow to pay increased compensation to its executives as determined solely by the Board of Directors, then Employee's basic compensation shall be increased to $125,000 per year, payable in equal monthly payments on the regular paydays of the Company for the remainder of the term of this Agreement.

                  (b)Benefits. In addition to the compensation indicated in3(a), above, Employee shall be entitled to participate in any group employee benefit program of the Company, including medical insurance and 401(k) programs, if the Company creates and institutes any such plan in its sole discretion.

                  (c) Vacations. Employee shall also be entitled to four (4) weeks paid vacation time during each calendar year. The dates of vacation time are subject to Company approval.

         4. DUTIES. During the term of this Agreement, Employee shall serve the Company in the positions indicated above and shall perform such duties as is consistent with these positions, and as may be delegated or assigned to him from time to time by the Board of Directors.

         5. EXTENT OF SERVICES. The Employee shall devote substantially all of his working time, attention and energy during normal business hours (other than absences due to illness or vacation) to the performance of his duties for the Company.

         6. EXPENSES. Employee is authorized to incur reasonable expenses in promoting the business of the Company and will be reimbursed by the Company for approved expenses in accordance with the Company's normal practice upon submission of required documentation.

         7. OFFICE: The Company and the Employee agree that the principal place of employment of the Employee shall be at the Company's principal employee offices in Stafford, Texas or such other place as the Board of Directors of the Company (the "Board") may determine.

         8. TERMINATION. The Employee's employment hereunder shall terminate upon the expiration of the Term and may be terminated during the Term under the following circumstances:

     (a) Death. Employee's employment hereunder shall terminate upon his death.
     (b) Disability. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been substantially unable to perform his duties hereunder for an entire period of four (4) months or more during any six
(6) consecutive month period, and within thirty (30) days after written Notice of Termination is given after such six (6) month period, Employee shall not have returned to the substantial performance of his duties on a fulltime basis, the Company shall have the right to terminate Employee's employment hereunder for "Disability", and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.
     (c) Cause. The Company shall have the right to terminate Employee's employment for Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, "Cause" to terminate Employee's employment shall include but not be limited to the Employee's:
          (i) Conviction of, or plea of guilty or nolo  contendere to, a felony;
or
          (ii) Continued failure to use reasonable best efforts to substantially perform his duties hereunder (other than such failure resulting from Employee's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by Employee for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes Employee has not used reasonable best efforts to substantially perform his duties; or
          (iii) Misconduct (including, but not limited to, a breach of the provisions of Section 9) that is materially economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company ("Affiliates").
     (d) Good Reason. Employee may terminate his employment for "Good Reason" within one hundred and twenty (120) days after Employee has actual knowledge of the occurrence, without the written consent of Employee, of one of the following events that has not been cured within thirty (30) days after written notice thereof has been given by Employee to the Company:
          (i) A reduction by the Company in Employee's Base Salary or a failure by the Company to pay any such amounts when due; (ii) The Company's failure to provide the benefits set forth in Section 3 or the failure of the Company to substantially provide any material employee benefits due to be provided to Employee (other than any such failure not inconsistent with any express provisions contained herein which failure affects all senior executive officers); or
         (iii) The Company's failure to provide in all material respects the indemnification set forth in Section 11 of this Agreement. Employee's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. Employee's continued employment during the one hundred and twenty (120) day period referred to above in this paragraph (d) shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
     (e) Without Cause. The Company shall have the right to terminate Employee's employment hereunder without Cause by providing Employee with a Notice of Termination thirty (30) days prior to the date of termination of employment, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.
     (f) Without Good Reason. Employee shall have the right to terminate his employment hereunder without Good Reason by providing the Company with a Notice of Termination thirty (30) days prior to the date of termination of employment, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.



         9. NON-COMPETITION, CONFIDENTIALITY AGREEMENT AND REMOVAL OF DOCUMENTS.

      (a) Purpose: In connection with the limited protection afforded the Company by the covenants contained in this Paragraph, Employee recognizes and acknowledges that the Company's need for the following covenants is based upon:
(i) The Company has expended and will expend substantial time, money and effort in developing concepts, products and technology in its lines of business and valuable lists of customers and information relating to its business requirements, needs, patterns and procedures; (ii) Employee in the course of employment, will be entrusted with and exposed to the Company's trade secrets and other proprietary and confidential information; (iii) The Company, during the term of this Agreement and thereafter, will be engaged in a highly competitive industry in which many firms, including the Company compete; (iv) Employee could by utilizing the trade secrets or other proprietary and confidential information owned by the Company, become a competitor or be employed by or otherwise assist a competitor; and (v) the Company will suffer great loss if Employee were to terminate this Agreement and thereafter enter, directly or indirectly, into competition with the Company.
     (b) Non-Competition Agreement. While the Employee is employed by the Company and for a period to two (2) years thereafter, as part of the consideration for the compensation described in paragraph 3, above, Employee agrees not to, directly or indirectly, acting alone or in conjunction with others, except with the express written permission of the Company secured in advance:

          (i) invest, own (in whole or in part) be employed by, consult with, be a stockholder, officer, director, partner or representative of, or engage in any business which designs, manufactures, uses or sells, technology or conducts any business in direct competition with the Company or any of its subsidiaries or affiliates during the term hereof;

          (ii) solicit or contact customers of the Company for purposes other than the business of the Company;

          (iii) solicit, canvas or accept, or transact any other business in the same lines of business as Company;

          (iv) induce or attempt to influence any employee of Company to terminate his or her employment; or

          (v) disparage by word, action or otherwise the business reputation of the Company.

      (c) Confidentiality Agreement. During the term of this Agreement and following the termination hereof, and for a period of five years thereafter the Employee agrees not to disclose or make any use, for his own benefit or for the benefit of a business or entity other than the Company or its subsidiaries or affiliates of any information or data of or pertaining to the Company, its business and financial affairs, or its products or services which is treated as confidential by the Company and is not generally known within its trade, which was acquired by Employee during his affiliation with the Company.

      (d) Removal of Documents: Rights to Product. All records, files, drawings, documents, models, equipment, and the like relating to the Company's business, which Employee has control over shall not be removed from the Company's premises without its written consent, unless such removal is in the furtherance of the Company's business or is in connection with Employee's carrying out his duties under this Agreement and, if so removed, shall be returned to the Company promptly after termination of Employee's employment thereunder, or otherwise promptly after removal if such removal occurs following termination of employment. Employee shall assign to the Company all rights to trade secrets and other products relating to the Company's business developed by him alone or in conjunction with others at any time while employed by the Company.

         (e) Independent Agreement. All agreements made in this Paragraph shall be construed as agreements independent of any other provision herein, and the existence of any claim, cause of action or defense of Employee as against the Company predicated on this Agreement, or otherwise, shall not constitute a defense to the Company's enforcement of such agreement. The covenants and agreements of Employee contained herein shall survive the termination or expiration of this Agreement.


      (f) Equitable Remedies. Employee further acknowledges and understands that his services are of a special and unique nature, therefore the breach of this agreement cannot be adequately or accurately compensated for in damages by an action at law, and that the breach or threatened breach of any provisions of this agreement would cause the Company irreparable harm. In the event of any such breach, Employee agrees that the Company shall be entitled, as a matter of right, to injunctive and other equitable relief, without waiving any other rights which it may have to damages or otherwise under this Agreement.

      (g) Nature of Restrictions. Employee hereby specifically acknowledges and agrees that the temporal and other restrictions contained in this Paragraph are reasonable and necessary to protect the business and prospects of the Company, and that the enforcement of the provisions of this Paragraph will not work an undue hardship on him.

      (h) Survival. Employee further agrees, in the event that any provision of this Paragraph is held to be invalid or against public policy, the remaining provisions of this Paragraph and the remainder of this Agreement shall not be affected thereby.

         10. INVENTIONS AND PATENTS. Employee agrees that any inventions, designs, improvements, and/or discoveries made by Employee during the term of his employment solely or jointly with others, which (i) are made directly or indirectly using the Company's equipment, supplies, facilities, trade secrets, or time (ii) related at the time of conception or reduction to practice of the business of the Company and/or the Company's actual or anticipated research and development, or (iii) result from any work performed by Employee for the Company, shall be the exclusive property of the Company. Employee agrees that he will promptly and fully inform and disclose to the Company all such inventions, designs, improvements, and discoveries, and Employee promises to assign such inventions to the Company. Employee also agrees that the Company shall have the right to keep such inventions as trade secrets, if the Company chooses. Employee shall assist the Company in obtaining patents in the United States and in all foreign countries on all inventions, design, improvements, and discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain Letters Patents to vest the Company with full and extensive titles to the patents and will assist the Company to protect the patents against infringement by others. For purposes of this Paragraph, an invention is presumed if it relates at the time of conception or reduction to practice of the business of the Company or the Company's actual or anticipated research or development during the period of Employee's employment.

          11. INDEMNIFICATION OF OFFICERS AND EMPLOYEES. The Company shall indemnify, protect and hold Employee harmless, to the fullest extent permitted by Texas law and the Company's certificate of incorporation, as amended, and its by-laws, from any and all claims and legal actions against the Company including but not limited to product liability claims, shareholder or government claims, fines, penalties, or legal actions; or any other tort or action against the Employee as a result of Employee's employment by Company. Company does not presently maintain officer and director liability insurance. However, if the Company does obtain such coverage in the future, the Company will immediately cause said Employee to be covered by said insurance.

          12. NOTICES. Any notices, demands, or requests provided for, required or permitted to be given pursuant to this Agreement shall be deemed to have been properly given if in writing and given to the party personally or if it is sent by registered mail, postage prepaid, to the following addresses:

         TO EMPLOYEE:                         TO THE COMPANY:

         Leon van Kraayenburg                 EnerTeck Chemical Corporation
         14826 Cedar Point Drive              10701 Corporate Drive, Suite 150
         Houston, TX 77070                    Stafford, TX 77477

          13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto relative to the subject matter hereof and supersedes any prior negotiations or agreements between the parties.

          14. BENEFIT. This Agreement shall bind and inure to the benefit of the parties, their successors, assigns, heirs and personal representatives.

          15. ASSIGNMENT. This Agreement is personal in nature to the Employee and shall not be assignable or delegable voluntarily or by operation of law or otherwise by the Employee, without the consent of the Company.

          16. AMENDMENT. This Agreement shall not be changed, modified, supplemented or amended, in whole or in part except by an instrument in writing signed by the parties hereto or their respective successors or assigns, or otherwise as provided herein.

         17. SEVERABILITY. In the event that any one or more of the provisions of this Agreement are for any reason, held to be illegal, invalid, or unenforceable under present or future laws during the term hereof, such provision shall be fully severable and this Agreement and each separate provision hereof shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         18. APPLICABLE LAW. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled any applicable Court of Law presiding in the State of Texas. In respect to any such legal proceedings, the prevailing party shall be entitled to receive, in addition to any other remedy, all costs and expenses incurred in such proceedings, including reasonable attorney's fees.


IN WITNESS WHEREOF the parties have executed this Agreement on the day and year as noted.



EnerTeck Chemical Corp                         EMPLOYEE


By  /S/                                        By /S/
    ----------------------------------------   --------------------------------
Parrish Ketchmark
President                                      Leon van Kraayenburg

Date:  August 1, 2003                          Date: August 1, 2003

GOBM-VANK EMPLOYMENT AGREEMENT